Exhibit 4.2

                               AMENDMENT NO. 1 TO
                               ------------------
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment") is made as of February 11, 2003 by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company'), and Register and Transfer Company, a New Jersey corporation (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of October 11, 2001, as amended and restated as of January 29, 2003 (as amended and restated, the "Rights Agreement"), pursuant to which the Board of Directors of the Company authorized and declared a dividend of one Right for each share of Common Stock outstanding at the close of business on the Record Date, and authorized the issuance of one Right with respect to each share of Common Stock that has or will become outstanding between the Record Date and prior to the Separation Time, upon the terms and subject to the conditions set forth in the Rights Agreement;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in any respect prior to the Separation Time without any approval of the holders of the Rights; and

     WHEREAS, the Separation Time has not occurred;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, intending to be legally bound hereby, agree as follows:

     1. The following new definition is added to Section 1.1 of the Rights Agreement to read as follows:

          "PL Capital-Stilwell-Seidman-Reichenbach Group" shall mean, collectively, PL Capital LLC, Richard Lashley, Richard Fates, Garrett Goodbody, Financial Edge Fund, L.P., Financial Edge Strategic Fund, L.P., Goodbody/PL Capital L.P., Goodbody/PL Capital LLC, John W. Palmer, Joseph Stilwell, Stilwell Associates, L.P., Stilwell Value Partners I, L.P., Stilwell Value Partners III, L.P., Stilwell Value Partners IV, L.P., Lawrence B. Seidman, Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment
     Partnership II, L.P., Kerrimatt, L.P., Federal Holdings L.L.C., Pollack Investment Partnership, L.P., Dennis Pollack, Robert Williamson and Robert Reichenbach.

     2. A new Section 5.19 shall be added to the Rights Agreement to read as follows:

     5.19 PL Capital-Stilwell-Seidman-Reichenbach Group Litigation.
          --------------------------------------------------------

          Notwithstanding any other provision hereof, no public announcement or statement made by the Company (by any means) regarding the determination of the Board of Directors made on January 28, 2003, that the PL Capital-Stilwell-Seidman-Reichenbach Group constitutes an Acquiring Person shall be deemed to constitute a Distribution Date or in any other way trigger or attempt to trigger this Agreement prior to such time as no court order precludes announcement of a Distribution Date or other triggering of this Agreement.

     3. Full Force and Effect.  This Amendment shall be effective as of the date
        ---------------------
hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     4.  Governing  Law.  This  Amendment  shall be deemed to be a contract made
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under the laws of the Commonwealth of  Massachusetts  and for all purposes shall be governed by and  construed in accordance  with the laws of such  Commonwealth
applicable  to  contracts  to  be  made  and  performed   entirely  within  such
Commonwealth.

     5.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
         ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                         (signatures on following page)


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

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                              CENTRAL BANCORP, INC.



                              By:/s/ John D. Doherty
                                ---------------------------------------------
                              Name:  John D. Doherty
                              Title: President and Chief Executive Officer




                              REGISTRAR AND TRANSFER COMPANY



                              By:/s/ William P. Tatler
                                ---------------------------------------------
                              Name:  William P. Tatler
                              Title: Vice President


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